SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 11, 1998


                        FRONTEER FINANCIAL HOLDINGS, LTD.
      ---------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Colorado                           0-17637                 45-0411501
----------------------------        -------------------     ------------------
(State or other jurisdiction       (Commission File No.)    (I.R.S. Employer
  of incorporation)                                          Identification No.)


1700 Lincoln Street, 32nd Floor, Denver, Colorado                  80203
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   (Address of principal executive offices)                      (Zip Code)


        Registrant's telephone number including area code: (303) 860-1700

Item 5.  OTHER EVENTS.

     On September 11, 1998, Fronteer Capital, Inc. ("Fronteer Capital"), a wholly owned subsidiary of Fronteer Financial Holdings, Ltd. ("Company"), entered into an agreement with Fronteer Development Finance, Inc. ("Fronteer Development"), a partially owned subsidiary of the Company, whereby Fronteer Capital agreed to assign to Fronteer Development its rights to and obligations in a loan commitment to Global Med Technologies, Inc. The loan commitment is described in the Company's Current Report on Form 8-K dated April 14, 1998.

     On September 23, 1998, the Company agreed to amend the terms of the $4,000,000 10% Convertible Debenture Purchase Agreement ("Convertible Debenture Agreement") it had entered into with Heng Fung Finance Company Limited ("Heng Fung Finance"). Pursuant to the Convertible Debenture Agreement, Heng Fung Finance purchased a $4,000,000 debenture that was convertible into shares of the Company's common stock at $0.5312 per share. In the Purchase Agreement, Heng Fung Finance had the option to purchase an additional 10% $11,000,000 debenture that was convertible into shares of the Company's common stock at $0.61 per share ("$11,000,000 Option"). Pursuant to the amendment, Heng Fung Finance agreed to purchase an additional $500,000 12% convertible debenture from the Company, in addition to the $2,500,000 of convertible debentures previously purchased pursuant to the $11,000,000 Option, in exchange for the revision of certain terms of the $11,000,000 Option. This revision changed the conversion price to the lower of $0.35 or the market value of the Company's common stock at the time of conversion and increased the interest rate to 12%. In addition, the revision changed the conversion price, upon default, to $0.10 per share of the Company's common stock. On September 25, 1998, Heng Fung Finance purchased the $500,000 12% convertible debenture.

     On September 23, 1998, the Company terminated the letter of intent with Freeman Holding Company, Inc. which was reported in the Company's Current Report on Form 8-K dated May 1, 1998.

     On September 28, 1998, the Company signed a letter of intent with Auerbach Financial Group, Inc. ("Auerbach") in which it is proposed that Auerbach, Pollak & Richardson, Inc. ("APR"), a securities broker-dealer subsidiary of Auerbach, and American Fronteer Financial Corporation ("AFFC"), a securities broker-dealer subsidiary of the Company, be combined into one securities broker-dealer. Although the final terms of the combination have not yet been determined, it is currently contemplated that the Company will have the opportunity to own a majority of Auerbach, subject to certain conditions, and that the present management of APR will remain in place combined with senior operational and management personnel of AFFC. The combined securities broker-dealer will operate under the APR name. Any combination is subject to agreement on the final terms thereof, the approval of the NASD and the execution of a definitive agreement.

     Pending the combination, the Company has indicated that it will use its best efforts to obtain subordinated or other financing for APR.

     If the combination is consummated, it is contemplated that APR will attempt to secure additional financing. If additional financing cannot be secured, Fronteer will have to provide financing to APR and cause the repayment of certain obligations to Auerbach's investors and shareholders. Upon repayment of certain obligations to Auerbach's investors and shareholders, the Company will be able to nominate a majority of the board of directors of Auerbach, subject to the approval of APR management. If the combination is not consummated, the Company will have the opportunity to acquire up to 60% of the outstanding voting or non-voting stock of Auerbach on terms yet to be determined.



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


     APR  is  a  full  service   investment  bank   headquartered  in  Stamford,
Connecticut,  with  branch and  satellite  offices  in  Princeton,  New  Jersey;
Hampton,  New  Hampshire;  New  York,  New  York;  and  Paris,  France.  APR has
approximately 25 registered representatives actively engaged in selling securities; approximately 12 corporate finance and research employees; and 5 equity and fixed-income traders. In addition to APR, Auerbach, which was established in 1908, has wholly-owned subsidiaries consisting of Auerbach International LDC, a Cayman Island Exempted Company which provides clients with the opportunity to invest in small companies, and Auerbach Investment Management, LLC, an asset management company.



Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Financial Statements.

                  None.

         (b)  Pro Forma Financial Information.

                  None.

         (c)  Exhibits.

               10.1 Amendment  No.1  to  $4,000,000  10%  Convertible  Debenture
                    Purchase Agreement by and between Fronteer Financial Holdings, Ltd. and Heng Fung Finance Company Limited dated September 23, 1998















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




                                SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 7, 1998



                                        FRONTEER FINANCIAL HOLDINGS, LTD.



                                        By: /s/ Gary L. Cook
                                           ------------------------------
                                           Gary L. Cook,
                                           Treasurer and Chief Financial Officer














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                                  EXHIBIT INDEX

Exhibit             Description
-------             -----------

10.1                Amendment  No. 1 to  $4,000,000  10%  Convertible  Debenture
                    Purchase Agreement by and between Fronteer Financial Holdings, Ltd. and Heng Fung Finance Company Limited dated September 23, 1998.























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